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                                                                     EXHIBIT 8.1

                  [Sonnenschein Nath & Rosenthal Letterhead]


                               December 6, 2000

Garmin Ltd.
Queensgate House
P.O. Box 30464SMB
113 South Church Street, George Town,
Grand Cayman, Cayman Islands

Re:  Registration Statement on Form S-1
     of Garmin Ltd. (the "Company")
     ------------------------------

Ladies and Gentlemen:

     We are acting as your United States tax counsel in connection with the Registration Statement on Form S-1 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration of a maximum of 10,500,000 common shares of the Company, with a par value $0.01 per share (the "Common Shares").

     We have advised the Company in connection with the description of the material United States federal income tax consequences to holders of Common Shares of the Company. We explicitly incorporate by reference herein, and adopt as our opinion, the section of the prospectus forming a part of the Registration Statement entitled "United States Federal Income Tax Considerations", insofar as it relates to United States federal income tax matters applicable to holders of Common Shares discussed therein. Such section does not purport to discuss all United States income tax consequences that may be relevant to a particular United States Common Shareholder in light of its particular circumstances.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus forming a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                         Sincerely,

                                         /s/ Sonnenschein Nath & Rosenthal

                                         Sonnenschein Nath & Rosenthal